Exhibit 99.1

FAR EAST WIND POWER APPOINTS VETERAN CHINA POWER INDUSTRY EXECUTIVE AS CEO

Tuesday, September 21, 2010 | OTCBB: FEWP

BEIJING -- Far East Wind Power Corp. (OTCBB: FEWP) ("Far East" or the "Company") is pleased to announce the recent appointment of Mr. Liu Xiaobu as Chairman and Chief Executive Officer of Far East.

Mr. Liu, 63, worked as a senior executive of China Huaneng Corporation for over twenty years. The Huaneng Group ("Huaneng") is the largest power generation enterprise in China, and is an early national adopter of wind power currently offering 2,800MW of wind-power capacity with plans to increase to 20,000MW of wind-power capacity by 2020. The group is under the administration of the State Council of the People's Republic of China, and engages in the investment, construction, operation and management of power generation assets and the production and sale of electricity power.

During his service with Huaneng, Mr. Liu was the team leader of Clean Development Mechanism ("CDM") power projects with overall responsibility for new renewable energy developments and their submission for approval. Mr. Liu was also responsible for the construction of large thermal and medium-sized hydroelectric power projects and the financial management related to a diverse assortment of various power generation projects in more than 20 provinces within China. Mr. Liu is experienced in large power project financing, infrastructure, financial management, price management as well as plant operations and management. Mr. Liu retired as the Vice Chairman of Huaneng Group in 2007, after a long and successful career. He received a degree in Chemistry from Beijing Institute of Education.

Far East's CFO James Crane stated, "We are extremely pleased to have Mr. Liu direct our Company. His years of experience with large development projects across China bring us a wealth of knowledge, expertise, associations and affiliations that will aid our cause immensely. He is committed to success and enthusiastic regarding our efforts to date; we truly look forward to working with him and welcome him to our team."

Details of the company's business, finances, appointments and agreements can be found as part of the Company's continuous public disclosure as a reporting issuer under the Securities Exchange Act of 1934 filed with the Securities and Exchange Commission's ("SEC") EDGAR database.

About Far East Wind Power Corp. (OTCBB: FEWP)
Far East Wind Power Corp. aims to generate clean and profitable energy in one of the world's fastest growing energy sectors through access to a portfolio of utility-class wind power development projects. Far East will inject innovation to drive cost out of turbine manufacturing, introduce new technologies and strategic relationships, and aggressively pursue all available low costs of capital to deliver the most competitive cost per capacity and highest rates of return in the Asian marketplace. For more information, visit: www.fareastwind.com.

Notice Regarding Forward-Looking Statements
This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, regulatory incentives, the development of new business opportunities, and projected costs, revenue, profits and results operations. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.